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                                                                    EXHIBIT 99.1
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                                               Investor Contact: Richard E. Koch
                                                                  (203) 750-3254

                                             Press Contact: Thomas J. Fitzgerald
                                                                  (203) 750-3831
[GRAPHIC] Olin News
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Olin Corporation, P.O. Box 4500, 501 Merritt 7, Norwalk, CT  06856-4500

                                                           FOR IMMEDIATE RELEASE


              Olin to Present at Merrill Lynch Chemical Conference


     NORWALK, CT, May 8, 2001 - Olin Corporation's senior management will make a presentation at the Merrill Lynch Northeast Chemical Company Conference on Thursday, May 10, 2001 at 9:45 a.m. in Boston, MA. Scheduled presenters are Anthony W. Ruggiero, Executive Vice President and CFO; and Joseph D. Rupp, Executive Vice President, Operations.
     The prepared remarks will be available to all investors, news media and the general public in the Investors section of Olin's web site at WWW.OLIN.COM at approximately 9:45a.m. on May 10.
     Headquartered in Norwalk, CT, Olin Corporation had 2000 sales of $1.5 billion and is a leading North American producer of copper and copper-based alloys, sporting ammunition and chlorine and caustic soda.